Exhibit 10.28

FOUR OAKS FINCORP, INC.

STOCK OPTION PLAN

STOCK OPTION AGREEMENT

This Option Agreement is made as of the _____ day of __________, 20__, by and between Four Oaks Fincorp, Inc., a North Carolina business corporation  (the “Company”) , and ____________________, a director of the Company (the “Director”).

The Company desires to carry out the purpose of its Stock Option Plan (the “Plan”) by affording the Director an opportunity to purchase shares of its common stock, par value one dollar ($1.00) per share (the “Common Stock”), as provided in this Agreement.

NOW, THEREFORE, in consideration of the mutual convenience set forth in this Agreement and for other good and valuable consideration, the Company and the Director have agreed, and do by this Agreement agree, as follows:

1.           Grant of Option.  The Company by this Agreement irrevocably grants to the Director the right and option (the “Option”) to purchase _______________  (_____) shares of Common Stock (such number being subject to adjustment as provided in Paragraph 7 of this Agreement) on the terms and conditions set forth in this Agreement.

2.           Purchase Price.  The purchase price of the shares of the Common Stock covered by this Option shall be _______________________ per share.

3.           Term of Option.  The term of the Option shall be for a period of [three (3)] [four (4)] [five (5)] years from the date of this Agreement, subject to earlier termination as provided in Paragraphs 5,6,8, and 10 of this Agreement.  The Option shall not be exercisable before the _____________ anniversary of the date of this Agreement.  The purchase price of the shares of Common Stock as to which the Option shall be exercised shall be paid in full in cash at the time of exercise. Except as provided in Paragraphs 5 and 6 of this Agreement, the Option may not be exercised at any time unless the Director shall be in the Company’s continuous employment from the date of this Agreement to the date of the exercise of the Option.  The Director as holder of the Option shall not have any of the rights of a shareholder with respect to the shares of Common Stock covered by the Option except to the extent that one or more certificates for such shares shall be issued to [him] [her] upon the due exercise of the Option and payment of the purchase price and the Company shall not make adjustments for dividends or other rights for which the record date is before the date the Company issues the certificates representing such shares.

4.           Nontransferability.  The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Director only [he] [she] may exercise the Option.  More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above) pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar processes.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Agreement and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

5.           Termination of Term of Directorship.  In the event of any termination of the Directors’ term of directorship that is either (a) for cause, or (b) voluntary on the part of the Director and without the Company’s written consent, the Option shall (except to the extent exercised before termination of the Director’s term of directorship) immediately terminate.  “Cause” means (a) criminal conviction for fraud, embezzlement, misappropriation or the like, (b) misconduct involving moral turpitude or (c) a failure to perform the Director’s duties faithfully, diligently competently and to the best of [his] [her] ability for reasons other than serious physical disability or other incapacity, as determined in the Committee’s sole discretion  Retirement in accordance with the Company’s normal retirement policies or termination of employment in the event of disability as determined in the Committee’s sole discretion, shall not be deemed to be voluntary on the part of the Director.

In the event that the Director’s term of directorship shall otherwise terminate (except by reason of [his] [her] death) the Director may exercise the Option (to the extent [he] [she] is entitled to do so at the termination of [his] [her] term of directorship) at any time within fifteen (15) months after such termination but not more than [three (3)] [four (4)] [five (5)] years after the date of this Agreement; provided, however, the Option may not be exercised if the Option was previously terminated pursuant to the provisions of Paragraph 8 of the Agreement.  So long as the Director shall continue to be a director of the Company the Option shall not be affected by any change in [his] [her] duties or position.  Nothing in this Agreement shall confer upon the Director any right to continue in the Company’s employment or interfere in any way the Company’s right to terminate [his] [her] directorship at any time.

6.           Death of Director.  If the Director shall die while [he] [she] shall be a director of the Company or shall die within fifteen (15) months after the termination of [his] [her] directorship, the Option may be exercised (to the extent that the Director was entitled to do so at [his] [her] death) by any legatee of the Option under the Director’s will, by the Director’s personal representative or by any distributes of the Option any time within fifteen (15) months after [his] [her] death, but nor more than [three (3)] [four (4)] [five (5)] years after the date of this Agreement; provided, however, the Option may not be exercised if the Option was previously terminated pursuant to the provision of Paragraph 5 or 8 of this Agreement.

7.           Changes in Capital Structure.  Subject to the provisions of Paragraph 8 of this Agreement, if all or any portion of the Option shall be exercised after any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date of this Agreement, as a result of which shares of any class shall be issued in respect of outstanding shares of Common Stock, or shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the person who exercises the Option shall receive, for the aggregate price paid upon such exercises, the aggregate number and class of shares which, if shares of Common Stock (as authorized at the date of this Agreement) had been purchased by the person as of the date of this Agreement for the same aggregate price (on the basis of the price per share set forth in Paragraph 2) and had not been disposed of, such person would be holding, at the time of such exercise, as a result of such purchase and all such dividend, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations, provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced to account for any fractional share not issued.

8.           Termination of Option on Merger or Sale of Assets.  A liquidation of the Company, a merger or consolidation in which the Company is not the surviving or resulting corporation or a sale of all or substantially all of the Company’s assets shall cause the Option to the extent outstanding to terminate on the effective date of such action.  Notwithstanding the preceding sentence, upon a liquidation of the Company, a merger or consolidation in which the Company is not the surviving or resulting corporation or a sale of all or substantially all of the Company’s assets, the Director shall have the right, within [his] [her] sole discretion and without regard to the provision of Paragraph 3 making the Option exercisable only on or after the ______________ anniversary of the date of this Agreement to exercise the Option before the effective date of such action to the extent [he] [she] shall not have already exercised the Option.  To the extent not so exercised the Option shall terminate on the effective date of such action.

9.           Method of Exercising Option.  Subject to the terms and conditions of this Agreement, the option may be exercised by written notice to the Company. Such notice shall state the election to exercise the Option and the number of shares in respect of which is being exercised and shall be signed by the person who shall exercise the Option.  Such notice shall either (a) be accompanied by payment of the full purchase price of such shares, in which event the Company shall deliver a certificate or certificates representing such shares as soon as practicable after notice shall be received; or (b) fix a date (not less than five (5) nor more than fifteen (15) business days from the date such notice shall be received by the Company) for the payment of the full purchase price of such shares against delivery of a certificate or certificates representing such shares.  A certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person who shall exercise the Option, and shall be delivered as provided above to or upon the written order of the person who shall exercise the Option.  As a condition to the issuance of the shares as to which the Option shall be exercised, the Director authorizes the Company to withhold from any regular cash compensation payable to [him] [her] any taxes required to be withheld by the Company under Federal, North Carolina or other local law as a result of the exercise of the Option; provided, however, if the Company so requests, the person who shall exercise the Option shall in the alternative remit to the Company at the time of any exercise of the Option any taxes required to be withheld by the Company under Federal, North Carolina or other local law as a result of the exercise of the Option.  In the event the Option shall be exercised pursuant to Paragraph 6, by any person other than the Director, the notice of exercise shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All shares that shall be purchased in the exercise of the Option shall be fully paid and non-assessable.

10.           Forfeiture.  If the number of shares of Common Stock available to the Director under the plan, exceeds 40 percent of the sum of (a) the numbers of shares of Common Stock reserved under the Plan (including those shares subject to options) at the time of making the determination and (b) the number of shares of Common Stock purchased under the Plan, Director shall forfeit the option to purchase a number of shares of Common Stock equal to the number of shares in excess of 40 percent of such sum, In computing such excess, adjustments in the number of shares of Common Stock shall be made in a manner consistent with Paragraph 7.  Options shall be forfeited in order of purchase price with higher priced options forfeited before lower priced options, without regard to whether the options are evidenced by this Option Agreement or another option agreement.  Within the same price range, options shall be forfeited in order of age with older options forfeited before more recently granted options.

11.           General.  The Company shall make available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.  The exercise of the Option shall be subject to the condition that if at any time the Company shall determine in its discretion that (a) the satisfaction of withholding tax or other withholding liabilities, (b) the listing upon any securities exchange or the registration or qualification under any state or Federal law of any shares of Common Stock otherwise deliverable upon such exercise or (c) the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares of Common Stock pursuant to such exercise, then in any such event, such exercise shall not be effective unless such withholding listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  The Option shall not constitute an incentive stock option (within the meaning of Federal Internal Revenue Code 422A).

12.           Severability and Governing Law.  If any provision of this Agreement or its application to any circumstance be deemed invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other circumstances shall not be affected.  This Agreement shall not be effective until executed by the Company at its principal office in Four Oaks, North Carolina, and shall be governed by and construed in accordance with the laws of the State of North Carolina.

13.           Notices.  Any notices provided under this Agreement shall be in writing and shall be delivered in person to the party to be notified or sent by certified mail.  Notices sent to the Company shall be addressed to the Company’s principal office in Four Oaks, North Carolina.  Notices sent to the Director shall be addressed to the Director at [his] [her] address as it appears in the Company’s regular records.

14.           Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Director with respect to the subject matter of this Agreement.  No waiver, modification or amendment of any of the terms or conditions of this Agreement shall be effective unless set forth in writing signed by the Company and the Director.

IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by its duly authorized officers, and the Director has set [his] [her] hand and seal to this Option Agreement, all as of the day and year first above written.

FOUR OAKS FINCORP, INC.

BY:
Authorized Officer

(CORPORATE SEAL)

ATTEST:

Secretary

Director